Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264561

Prospectus Supplement

to Prospectus dated May 5, 2022

ENLIVEX THERAPEUTICS LTD.

2,060,000 Ordinary Shares

Pre-Funded Warrants to Purchase Up to 1,511,429 Ordinary Shares

Series A Investor Warrants to Purchase Up to 3,571,429 Ordinary Shares

Series B Investor Warrants to Purchase Up to 3,571,429 Ordinary Shares

Series A Placement Agent Warrants to Purchase Up to 125,000 Ordinary Shares

Series B Placement Agent Warrants to Purchase Up to 125,000 Ordinary Shares

Ordinary Shares Issuable Upon Exercise of the Warrants Offered Hereby

We are offering (i) 2,060,000 of our ordinary shares, par value NIS 0.40 per share (the “ordinary shares”), (ii) Series A warrants to purchase up to 3,571,429 of our ordinary shares (the “Series A Warrants”), and (iii) Series B warrants to purchase up to 3,571,429 of our ordinary shares (the “Series B Warrants” and, together with the Series A Warrants, the “investor warrants”) directly to an institutional investor, referred to as the “investor,” pursuant to this prospectus supplement and accompanying prospectus and a securities purchase agreement dated as of May 27, 2024, by and between us and the investor (the “Securities Purchase Agreement”). Each ordinary share is being sold together with an associated Series A Warrant and a Series B Warrant, each to purchase one ordinary share, at a combined offering price of $1.40 per ordinary share and associated investor warrants. We are also offering hereunder the ordinary shares issuable upon exercise of the investor warrants offered hereby.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,511,429 ordinary shares to the investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our ordinary shares immediately following the closing of this offering. Subject to limited exceptions, the holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. This offering also relates to the ordinary shares issuable upon exercise of the Pre-Funded Warrants sold in this offering. Each Pre-Funded Warrant is being sold together with an associated Series A Warrant and a Series B Warrant, each to purchase one ordinary share, at a combined offering price of $1.399 per Pre-Funded Warrant and associated investor warrants. Each Pre-Funded Warrant will have an exercise price per ordinary share equal to $0.001 and is exercisable at any time after its original issuance until exercised in full.

The investor warrants have an exercise price of $1.40 per ordinary share and will be immediately exercisable upon issuance. The Series A Warrants and the Series B Warrants are identical, other than with respect to duration. The Series A Warrants expire upon the earlier of 18 months following the issuance date and 60 days following our public announcement of positive topline results from the ENX-CL-05-001 trial of AllocetraTM for the treatment of moderate-to-severe knee osteoarthritis. The Series B Warrants expire upon the earlier of five and one-half years following the issuance date and 60 days following our public announcement of our filing with the U.S. Food and Drug Administration (“FDA”) for approval for AllocetraTM’s osteoarthritis related indication. None of the investor warrants may be exercised if the aggregate number of ordinary shares beneficially owned by the holder thereof would exceed 4.99% immediately after exercise thereof, subject to increase to 9.99% at the option of the holder.

Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue Series A placement agent warrants (“Series A Placement Agent Warrants”) and Series B placement agent warrants (“Series B Placement Agent Warrants” and, together with the Series A Placement Agent Warrants, the “placement agent warrants”) to purchase up to an aggregate of 250,000 ordinary shares to H.C. Wainwright & Co., LLC (or its designees) as part of the compensation payable to it for acting as our exclusive placement agent in connection with this offering. The placement agent warrants comprise Series A Placement Agent Warrants to purchase up to 125,000 ordinary shares and Series B Placement Agent Warrants to purchase up to 125,000 ordinary shares, in each case containing the same terms as the investor warrants, except that (i) they are exercisable at a price of $1.75 per ordinary share (which represents 125% of the offering price per ordinary share and associated investor warrants sold in this offering), and (ii) the Series B Placement Agent Warrants will expire upon the earlier of five years following the commencement of the sale of the securities offered hereby and 60 days following our public announcement of our filing with the FDA for approval for AllocetraTM’s osteoarthritis related indication.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ENLV” and on the Tel Aviv Stock Exchange under the symbol “ENLV.” The last reported sale price of our ordinary shares on the Nasdaq Capital Market on May 24, 2024 was $1.40 per share. The last reported sale price of our ordinary shares on the Tel Aviv Stock Exchange on May 23, 2024 was NIS 5.1790 or $1.41 per share (based on the exchange rate reported by the Bank of Israel on the same day). There is no established public trading market for any of the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of any of the warrants on any national securities exchange or other trading market.

Investing in our securities involves a high degree of risk. See the risks described in the “Risk Factors” section on page S-5 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC. (the “placement agent” or “Wainwright”) to act as our exclusive placement agent. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of the securities offered by this prospectus supplement. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per ordinary share and associated investor warrants	Per Pre-Funded Warrant and associated investor warrants	Total
Offering Price	$1.400	$1.399	$4,998,489.17
Placement Agent Fees(1)	$0.098	$0.098	$350,000.04
Proceeds to us, before expenses(2)	$1.302	$1.301	$4,648,489.13

(1)	We have also agreed to (i) pay the placement agent a management fee equal to 1% of the aggregate gross proceeds, (ii) reimburse the placement agent for certain of its expenses and (iii) issue to the placement agent, or its designees, the placement agent warrants to purchase ordinary shares equal to 7% of the aggregate number of ordinary shares issued in this offering (including the ordinary shares issuable upon the exercise of the Pre-Funded Warrants), as described under the “Plan of Distribution” on page S-12 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the investor warrants or the placement agent warrants.

We anticipate that delivery of the ordinary shares (excluding ordinary shares issuable upon exercise of the warrants offered hereby), the Pre-Funded Warrants, investor warrants and the placement agent warrants will be made on or about May 29, 2024, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

Prospectus Supplement dated May 27, 2024.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

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About this Prospectus Supplement

All references to the terms the “Company,” “Enlivex,” “we,” “us” and “our” in this prospectus supplement refer to Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

S-ii

Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and under “Incorporation of Certain Documents by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2023 and in other documents incorporated herein by reference.

Our Company

Overview

Enlivex is a clinical-stage macrophage reprogramming immunotherapy company, developing AllocetraTM, a universal, off-the-shelf cell therapy designed to reprogram macrophages into their homeostatic state. Resetting non-homeostatic macrophages into their homeostatic state is critical for immune system rebalancing and resolution of debilitating and life-threatening conditions. Non-homeostatic macrophages contribute significantly to the severity of diseases. By restoring macrophage homeostasis, Allocetra™ has the potential to provide a novel immunotherapeutic mechanism of action for debilitating and life-threatening clinical indications that are defined as “unmet medical needs,” as a stand-alone therapy or in combination with leading therapeutic agents.

Macrophages are tissue-resident or infiltrating immune cells critical for innate immunity, normal tissue development, and repair of damaged tissue. Macrophages’ function is a result of their original designation, their local micro-environment, and the type of metabolites, substances, or pathogens to which they are exposed. Reprogrammed out of their homeostatic state, macrophages contribute to the pathophysiology of multiple inflammatory diseases, including sepsis, osteoarthritis and other inflammatory disorders.

We believe the Company’s primary innovative immunotherapy, AllocetraTM, represents a paradigm shift in macrophage reprogramming, moving from targeting a specific subset of macrophages or a specific pathway affecting macrophages activity, to a fundamental view of macrophage homeostasis. Restoring macrophage homeostasis may induce the immune system to rebalance itself to normal levels of operation, thereby promoting disease resolution.

The Company is focused on two clinical program verticals as its main inflammatory and autoimmune indications: sepsis and osteoarthritis (the “Indications”). Additionally, the Company is seeking external collaborations or out-licensing opportunities for the development of Allocetra™ as a next-generation solid cancer immunotherapy. The Company believes that negatively-reprogrammed macrophages may be key contributors to disease severity across the Indications, and effective reprogramming of these negative-reprogrammed macrophages into their respective homeostatic states may facilitate disease resolution for the Indications, some of which are considered “unmet medical needs.”

Strategic Reprioritization Plan

In September 2023, we announced a strategic reprioritization plan, pursuant to which we determined to increase our existing focus on inflammatory and autoimmune indications. As part of the strategic reprioritization plan, in addition to the ongoing Phase II trial of AllocetraTM in patients with sepsis, we initiated a clinical program in osteoarthritis, which is a degenerative disease with low grade inflammation and an indication with a substantial unmet medical need that potentially represents a multibillion commercial market.

Pursuant to the strategic reprioritization plan, and in light of the new guidelines and regulatory initiatives set by the FDA for drug development in oncology, which may result in longer clinical development cycles as foundations for regulatory approvals, the Company ceased the internal clinical development of its various oncology indications and plans to seek external collaborations or out-licensing opportunities for the development of Allocetra™ as a next-generation solid cancer immunotherapy.

As a result of the Company’s reprioritization of its clinical indications and focus on the inflammatory and auto-immune verticals, the Company reduced its workforce by approximately 50%. The workforce reduction and the savings associated with the reclassification of the oncology indications as candidates for external collaborations or out-licensing opportunities in lieu of internal development are expected to result in a substantial extension of the Company’s cash runway through the end of 2025. The revised, extended cash runway is expected to support the timeline for the topline data readouts of the end-stage knee osteoarthritis Phase I/II trial as well as the randomized, controlled Phase II clinical trial in osteoarthritis.

Corporate Information

We were originally incorporated on January 22, 2012 under the laws of the State of Israel as Bioblast Pharma Ltd. On March 26, 2019, we and Enlivex Therapeutics Ltd. (n/k/a Enlivex Therapeutics R&D Ltd., “Enlivex R&D”), consummated a merger transaction whereby Enlivex R&D merged with one of our wholly owned subsidiaries, with Enlivex R&D as the surviving entity in the merger. Upon consummation of the merger, we changed our name to Enlivex Therapeutics Ltd. Our primary operating subsidiary, Enlivex R&D, was originally incorporated in September 2005 under the laws of the State of Israel under the name Tolarex Ltd. In February 2010, Enlivex R&D changed its name to Enlivex Therapeutics Ltd., and, upon consummation of the merger described above, to Enlivex Therapeutics R&D Ltd. In June 2021, Enlivex Therapeutics RDO Ltd. was established in Israel as a wholly owned subsidiary. Our principal executive offices are located at 14 Einstein Street, Ness Ziona, Israel 7403618 and our telephone number is: +972 26208072. Our wholly owned U.S. subsidiary, Enlivex Therapeutics Inc., incorporated in Delaware, has been appointed our agent in the United States, and its registered address is 1811 Silverside Road, Wilmington, Delaware 19810. Our website address is https://www.enlivex.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website address herein solely as an inactive textual reference.

The Offering

Ordinary shares offered by us	2,060,000 ordinary shares.

Investor warrants offered by us	Series A Warrants to purchase up to 3,571,429 ordinary shares and Series B Warrants to purchase up to 3,571,429 ordinary shares. The Series A Warrants expire upon the earlier of 18 months following the issuance date and 60 days following our public announcement of positive topline results from the ENX-CL-05-001 trial of AllocetraTM for the treatment of moderate-to-severe knee osteoarthritis. The Series B Warrants expire upon the earlier of five and one-half years following the issuance date and 60 days following our public announcement of our filing with the FDA for approval for AllocetraTM’s osteoarthritis related indication. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the investor warrants. There is currently no market for the investor warrants and none is expected to develop after this offering. We do not intend to list the investor warrants on any national securities exchange or other trading market.

Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase up to 1,511,429 ordinary shares. Each Pre-Funded Warrant has an exercise price of $0.001 per ordinary share, is immediately exercisable and may be exercised at any time and has no expiration date. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the Pre-Funded Warrants. There is currently no market for the Pre-Funded Warrants and none is expected to develop after this offering. We do not intend to list the Pre-Funded Warrants on any national securities exchange or other trading market.

Warrant exercise limitations	The investor warrants may not be exercised if the aggregate number of ordinary shares beneficially owned by the holder thereof would exceed 4.99% immediately after exercise thereof, subject to increase to 9.99% at the option of the holder. The Pre-Funded Warrants may not be exercised if the aggregate number of ordinary shares beneficially owned by the holder thereof would exceed 9.99% after exercise thereof.

Offering prices	(i) $1.40 per ordinary share and associated investor warrants; and (ii) $1.399 per Pre-Funded Warrant and associated investor warrants.

Ordinary shares to be outstanding immediately after this offering(1)	22,169,984 ordinary shares, assuming the exercise in full of the Pre-Funded Warrants issued in this offering, but excluding ordinary shares issuable upon the exercise of the investor warrants and the placement agent warrants.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Nasdaq Capital Market symbol	“ENLV”

Tel Aviv Stock Exchange symbol	“ENLV”

Risk factors	Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement beginning on page S-5 the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

(1)	The number of our ordinary shares outstanding is based on 18,598,555 shares outstanding as of December 31, 2023, which excludes as of such date:

●	2,842,496 options held by our employees, directors and consultants to purchase ordinary shares under the Company’s equity compensation plans at a weighted average exercise price of $5.63 per share, of which 2,245,993 options were exercisable as of December 31, 2023, at a weighted average exercise price of $5.53 per share;

●	1,094,438 ordinary shares available for future issuance under our Global Share Incentive Plan (2019) (the “2019 Plan”) as of December 31, 2023;

●	621,135 unvested restricted share units outstanding as of December 31, 2023;

●	22,750 ordinary shares issuable upon exercise of warrants issued in February 2020 at an exercise price of $10.00 per share;

●	179,501 ordinary shares issuable upon exercise of warrants issued in February 2021 at an exercise price of $25.00 per share;

●	7,142,858 ordinary shares issuable upon exercise of the investor warrants at an exercise price of $1.40 per share; and

●	250,000 ordinary shares issuable upon exercise of the placement agent warrants at an exercise price of $1.75 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants described above, no vesting of the restricted share units described above and no exercise of the investor warrants, Pre-Funded Warrants or placement agent warrants.

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed reports on Form 6-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our ordinary shares could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and our Securities

The market price of our ordinary shares has been, and may continue to be volatile, and the value of your investment could decline significantly.

The trading price for our ordinary shares has been, and we expect it to continue to be, volatile. The price at which our ordinary shares trade depends upon a number of factors, including our historical and anticipated operating results, results from our clinical trials, our financial condition, announcements of technological developments or new products or product candidates by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our ordinary shares, leading to broad market fluctuations that could lower the market price of our ordinary shares, resulting in a loss of all or part of your investment in our ordinary shares.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the price per ordinary share paid by the investor in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders, including the investor who purchases ordinary shares in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering; and, if such price per share is lower than the price in this offering, then the investor in this offering will incur dilution.

Sales of a substantial number of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares.

As of December 31, 2023, we had 18,598,555 ordinary shares outstanding, excluding ordinary shares issuable upon exercise of outstanding warrants, restricted share units, options and shares that remain available for issuance under our existing equity compensation plans. Sales of ordinary shares underlying options, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities and could result in a decline in the value of your investment in our ordinary shares.

Our ordinary shares are listed in two markets and this may result in price variations that could affect the trading price of our ordinary shares.

Our ordinary shares are listed on Nasdaq Capital Market and the TASE, both under the symbol “ENLV.” Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on the Nasdaq Capital Market and New Israeli Shekels on the TASE), and at different times (due to the different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

There is no public market for any of the warrants being offered in this offering.

There is no established public trading market for the investor warrants, Pre-Funded Warrants or placement agent warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of any such warrants on any national securities exchange or other trading market. Without an active market, the liquidity of all such warrants will be extremely limited.

Holders of our warrants will have no rights as an ordinary shareholder until such holders exercise their warrants and acquire our ordinary shares.

Until you acquire ordinary shares upon exercise of your warrants, you will have no rights with respect to the ordinary shares underlying such warrants, except as set forth in the applicable warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

The warrants may never have any value.

The investor warrants being sold in this offering have an exercise price of $1.40 per ordinary share. The Series A Warrants expire upon the earlier of 18 months following the issuance date and 60 days following our public announcement of positive topline results from the ENX-CL-05-001 trial of AllocetraTM for the treatment of moderate-to-severe knee osteoarthritis. The Series B Warrants expire upon the earlier of five and one-half years following the issuance date and 60 days following our public announcement of our filing with the FDA for approval for AllocetraTM’s osteoarthritis related indication. In the event our ordinary share price does not exceed the per share exercise price of the investor warrants during the applicable period during which the investor warrants are exercisable, the warrants will not have any value.

Cautionary Statement About Forward-Looking Information

This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those suggested in such forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, or in the other reports and documents incorporated by reference in this prospectus supplement and the accompanying prospectus would not be interpreted differently in light of additional research, clinical and preclinical trial results. Factors which could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” contained in this prospectus supplement and in the accompanying prospectus, as well as under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks and uncertainties described in the other documents incorporated by reference herein and therein.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which reflect our views only as of the respective dates on which the statements were made, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Use of Proceeds

We estimate that the net proceeds to us from this offering of securities will be approximately $4.5 million, after deducting the placement agent fees and other estimated expenses relating to the offering.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Description of Securities

The securities offered in this offering will be issued pursuant to the Securities Purchase Agreement between the investor and us. We urge you to review the Securities Purchase Agreement, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the securities.

Additionally, we urge you to review the forms of investor warrants and Pre-Funded Warrant, which will be included as exhibits to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the investor warrants and the Pre-Funded Warrants. The investor warrants and the Pre-Funded Warrants will have the terms described under the caption “Investor Warrants and Pre-Funded Warrants” below.

This prospectus supplement also relates to the offering of the placement agent warrants to purchase up to an aggregate of 250,000 ordinary shares. The placement agent warrants will have the terms described under the caption “Placement Agent Warrants” below. We urge you to review the forms of placement agent warrants, which will be included as exhibits to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the placement agent warrants.

The following brief summary of the material terms and provisions of the investor warrants, the Pre-Funded Warrants and the placement agent warrants is subject to, and qualified in its entirety by the respective forms of, investor warrants, Pre-Funded Warrants and of placement agent warrants.

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Ordinary Shares” starting on page 7 of the accompanying prospectus.

Investor Warrants and Pre-Funded Warrants

The Series A Warrants and the Series B Warrants are identical, other than with respect to duration, and the material terms and provisions of the investor warrants are substantially the same as the placement agent warrants described immediately below under the heading “Placement Agent Warrants,” with the exception of the following terms:

●	The exercise price of the investor warrants is $1.40 per share;

●	The Series B Warrants issuable to the investor expire upon the earlier of five and one-half years following the issuance date and 60 days following our public announcement of our filing with the FDA for approval for AllocetraTM’s osteoarthritis related indication; and

●	Holders of investor warrants are entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares (as, if and when declared by our Board of Directors).

The Pre-Funded Warrants are materially the same as the investor warrants, except that (i) each Pre-Funded Warrant has an exercise price of $0.001 per ordinary share and has no expiration date and (ii) the Beneficial Ownership Limitation (as defined below) is 9.99%.

Placement Agent Warrants

We have also agreed to issue to the placement agent in the offering the placement agent warrants to purchase up to an aggregate of 250,000 ordinary shares, which represents 7.0% of the aggregate number of ordinary shares (or Pre-Funded Warrants issued in lieu thereof) sold in this offering.

Duration and Exercise Price

The placement agent warrants comprise Series A Placement Agent Warrants to purchase 125,000 ordinary shares and Series B Placement Agent Warrants to purchase 125,000 ordinary shares, in each case exercisable at a price of $1.75 per ordinary share (which represents 125% of the offering price per ordinary share sold in this offering). The Series A Placement Agent Warrants and the Series B Placement Agent Warrants are identical, other than with respect to duration. The Series A Placement Agent Warrants expire upon the earlier of 18 months following the issuance date and 60 days following our public announcement of positive topline results from the ENX-CL-05-001 trial of AllocetraTM for the treatment of moderate-to-severe knee osteoarthritis. The Series B Placement Agent Warrants expire upon the earlier of five years following the commencement of the sale of the securities offered hereby and 60 days following our public announcement of our filing with the FDA for approval for AllocetraTM’s osteoarthritis related indication.

The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting ordinary shares and the exercise price. The placement agent warrants will be issued separately from the ordinary shares offered hereby and may be transferred separately immediately thereafter. The placement agent warrants will be issued in certificated form only.

Exercisability

The placement agent warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).  Unless otherwise specified in the placement agent warrants, the holder will not have the right to exercise the placement agent warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the placement agent warrants (the “Beneficial Ownership Limitation”); provided, that the holder may elect to increase the Beneficial Ownership Limitation to a percentage not exceeding 9.99%.

Cashless Exercise

If, at the time a holder exercises its placement agent warrants, a registration statement registering the issuance of ordinary shares underlying the placement agent warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the placement agent warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the placement agent warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of ordinary shares, upon any subsequent exercise of a placement agent warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that the holder would have received upon such holder’s exercise of the placement agent warrant into ordinary shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the holder would have received upon such holder’s exercise of the placement agent warrant into ordinary shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their placement agent warrants at their fair value using the Black Scholes option pricing formula.

Transferability

In accordance with its terms and subject to applicable laws, the placement agent warrants may be transferred at the option of the holder upon surrender of a placement agent warrant to us together with the appropriate instruments of transfer.

Rights as a Shareholder

Except as otherwise provided in the placement agent warrants or by virtue of the holder’s ownership of ordinary shares, such holder of placement agent warrants does not have the rights or privileges of a holder of ordinary shares, including any voting rights, until such holder exercises such holder’s placement agent warrants.

Waivers and Amendments

No term of the placement agent warrants may be amended or waived without the written consent of the holder of such placement agent warrant.

Plan of Distribution

Pursuant to an engagement agreement, dated May 21, 2024 (the “Engagement Agreement”), we have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Engagement Agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of the securities in this takedown from our shelf registration statement. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and the investor. The Engagement Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Engagement Agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one investor through the Securities Purchase Agreement directly between the investor and us. We will only sell to the investor who has entered into the Securities Purchase Agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement and the accompanying prospectus (excluding ordinary shares issuable upon exercise of the warrants offered hereby) on or about May 29, 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds of this offering. We will also pay the placement agent $25,000 for non-accountable expenses, up to $50,000 for reasonable and documented fees and expenses of legal counsel and other out-of-pocket expenses, a management fee equal to 1.0% of the aggregate gross proceeds raised in the offering and $15,950 in clearing fees.

We estimate the total expenses payable by us for this offering will be approximately $510,950, which amount includes the placement agent fees and expenses.

Placement Agent’s Warrants

We have agreed to issue to Wainwright, or its designees, the placement agent warrants to purchase up to an aggregate of 250,000 ordinary shares, representing 7.0% of the aggregate number of ordinary shares (or Pre-Funded Warrants in lieu thereof) sold in this offering. The placement agent warrants comprise Series A Placement Agent Warrants to purchase up to 125,000 ordinary shares and Series B Placement Agent Warrants to purchase up to 125,000 ordinary shares, in each case exercisable at a price of $1.75 per ordinary share (which represents 125% of the offering price per ordinary share and associated investor warrants sold in this offering). The Series A Placement Agent Warrants and the Series B Placement Agent Warrants are identical, other than with respect to duration. The Series A Placement Agent Warrants expire upon the earlier of 18 months following the issuance date and 60 days following our public announcement of positive topline results from the ENX-CL-05-001 trial of AllocetraTM for the treatment of moderate-to-severe knee osteoarthritis. The Series B Placement Agent Warrants expire upon the earlier of five years following the commencement of the sale of the securities offered hereby and 60 days following our public announcement of our filing with the FDA for approval for AllocetraTM’s osteoarthritis related indication.

Right of First Refusal and Tail

We have granted the placement agent, subject to certain exceptions, for a period of 12 months from the closing date of this offering, certain rights of first refusal for each and every future public or private equity offering by us or any of our successors or subsidiaries. We have also agreed to a tail fee equal to the cash and warrant compensation in this offering if any investor to which the placement agent contacted with respect to this offering during the term of its engagement provides us with further capital in a public or private offering or other financing or capital raising transaction during the twelve-month period following the expiration or termination of our engagement of the placement agent.

Lock-up Restrictions

Pursuant to the Securities Purchase Agreement with the investor, we have agreed that, for a period of 90 days following the closing of this offering, we and our subsidiaries will not (i) issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ordinary shares or ordinary shares equivalents, or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions.

We have also agreed that, for a period of one (1) year following the closing date of this offering, we will not (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exceptions, including the issuance of securities under an at-the-market offering program following the expiration of the 90-day lock-up period described above.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the Engagement Agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities,

other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Exchange Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ENLV” and on the Tel Aviv Stock Exchange under the symbol “ENLV.”

Legal Matters

Greenberg Traurig, P.A., Miami, Florida, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and FISCHER (FBC & Co.), Tel Aviv, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. Haynes and Boone, LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

Experts

Our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2023, are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference certain information that we filed with the SEC prior to the date of this prospectus supplement and that we will file in the future, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

●	Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of the registration statement of which this prospectus supplement forms a part shall be deemed incorporated herein by reference and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus, as applicable, to the extent that a statement contained herein, therein or in any subsequently filed document that is also incorporated by reference herein or therein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference in this prospectus supplement or in the accompanying prospectus. Please direct requests to us at the following address:

Enlivex Therapeutics Ltd.

Attention: Shachar Shlosberger

14 Einstein Street

Ness Ziona

Israel 7403618

Tel: +972.2.6708072

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

PROSPECTUS

$300,000,000

ENLIVEX THERAPEUTICS LTD.

Ordinary Shares

Warrants

Units

We may from time to time sell our ordinary shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000.

We refer to the ordinary shares, warrants and units collectively as “securities” in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our ordinary shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ENLV.”

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 2 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

i

About This Prospectus

This prospectus is part of a “shelf” registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 22.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” the “Company,” “Enlivex,” “we,” “us” and “our” refer to Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries, unless the context requires otherwise.

Risk Factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to:

●	our expectations regarding the timing of clinical trials with respect to Allocetra™;

●	the continued listing of our ordinary shares on Nasdaq and the Tel Aviv Stock Exchange;

●	our expectations regarding the progress of our clinical trials, including the duration, cost and whether such trials will be conducted at all;

●	our intention to successfully complete clinical trials in order to be in a position to submit applications for accelerated regulatory paths in the EU and the United States;

●	the possibility that we will apply in the future for regulatory approval for our current and any future product candidates we may develop, and the costs and timing of such regulatory approvals;

●	the likelihood of regulatory approvals for any product candidate we may develop;

●	the timing, cost or other aspects of the commercial launch of any product candidate we may develop, including the possibility that we will build a commercial infrastructure to support commercialization of our current and any future product candidates we may develop;

●	future sales of our product candidates or any other future products or product candidates;

●	our ability to achieve favorable pricing for our product candidates;

●	the potential for our product candidates to receive orphan drug designations;

●	that any product candidate we develop potentially offers effective solutions for various diseases;

●	whether we will develop any future product candidates internally or through strategic partnerships;

●	our expectations regarding the manufacturing and supply of any product candidate for use in our clinical trials, and the commercial supply of those product candidates;

●	third-party payer reimbursement for our current or any future product candidates;

●	our estimates regarding anticipated expenses, capital requirements and our needs for substantial additional financing;

●	patient market sizes and market adoption of our current or any future product candidates by physicians and patients;

●	completion and receiving favorable results of clinical trials for our product candidates;

●	protection of our intellectual property, including issuance of patents to us by the United States Patent and Trademark Office, and other governmental patent agencies;

●	our intention to pursue marketing and orphan drug exclusivity periods that are available to us under regulatory provisions in certain countries;

●	the development and approval of the use of our current or any future product candidates for the Indications (as defined below);

●	our expectations regarding commercial and pre-commercial activities;

●	our expectations regarding licensing, acquisitions, and strategic operations; and

●	our liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “hopes,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those suggested in such forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus or in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, would not be interpreted differently in light of additional research, clinical and preclinical trails results. Factors which could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we do not intend to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

Our Company

Enlivex is a clinical-stage macrophage reprogramming immunotherapy company, developing AllocetraTM, a universal, off-the-shelf cell therapy designed to reprogram macrophages into their homeostatic state. Resetting non-homeostatic macrophages into their homeostatic state is critical for immune system rebalancing and resolution of life-threatening conditions. Non-homeostatic macrophages contribute significantly to the severity of the respective diseases, either by excessively activating the immune system, as is the case in many infectious diseases including sepsis, or by suppressing the immune system, as is the case with solid tumors. Macrophages are tissue-resident or infiltrating immune cells critical for innate immunity, normal tissue development, and repair of damaged tissue. Macrophages’ function is a result of their original designation, their local micro-environment, and the type of metabolites, substances or pathogens to which they are exposed. Reprogrammed out of their homeostatic state, macrophages contribute to the pathophysiology of multiple diseases, including cancer sepsis and various inflammatory disorders.

The Company’s primary innovative immunotherapy candidate, AllocetraTM, represents a paradigm shift in macrophage reprogramming, moving from a binary classification of M1 (pro-inflammatory macrophages) or M2 (anti-inflammatory macrophages) status, to a fundamental view of macrophage homeostasis. Restoring macrophage homeostasis may induce the immune system to rebalance itself to normal levels of operation, thereby promoting disease resolution.

The Company is currently focused on two main clinical verticals: sepsis and solid tumors (the “Indications”). The Company believes that negatively-reprogrammed macrophages may be key contributors to disease severity across the Indications, and thus effective reprogramming of these previously negative-reprogrammed macrophages into their respective homeostatic state may provide diseases resolution to these Indications, some of which are considered “unmet medical needs.” All planned and expected timelines for execution of the clinical trials in the Indications are subject to certain risk and uncertainties. For further discussion of risks and uncertainties related to our clinical trial in the Indications please see the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus.

On March 26, 2019, the Company (f/k/a Bioblast Pharma Ltd.), and Enlivex Therapeutics R&D Ltd. (f/k/a Enlivex Therapeutics Ltd.), referred to herein as “Enlivex R&D,” consummated a merger transaction whereby Enlivex R&D merged with a merger subsidiary of the Company, with Enlivex R&D as the surviving entity in the merger, referred to herein as the “Merger.” As a result of the Merger, Enlivex R&D became a wholly owned subsidiary of the Company. Concurrently with the Merger, the Company changed its name to Enlivex Therapeutics Ltd.

Certain Information About Us In This Prospectus

We were originally incorporated on January 22, 2012 under the laws of the State of Israel as Bioblast Pharma Ltd. Upon consummation of the Merger, we changed our name to Enlivex Therapeutics Ltd. Our primary operating subsidiary, Enlivex Therapeutics R&D Ltd., was incorporated in September 2005 under the laws of the State of Israel as an Israeli privately held company under the name Tolarex Ltd. In February 2010, Enlivex R&D changed its name to Enlivex Therapeutics Ltd., and, upon consummation of the Merger, to Enlivex Therapeutics R&D Ltd. In June 2021, Enlivex Therapeutics RDO Ltd. was established in Israel as our wholly owned subsidiary. Our principal executive offices are located at 14 Einstein Street, Nes Ziona, Israel 7403618 and our telephone number is: +972 26208072. Our wholly owned U.S. subsidiary, Enlivex Therapeutics Inc., incorporated in Delaware, has been appointed our agent in the United States and its registered address is 1811 Silverside Road, Wilmington, Delaware 19810. Our website address is https://www.enlivex.com.

We have appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with an offering of securities registered by the registration statement of which this prospectus is a part.

Use of Proceeds

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include:

●	clinical, regulatory, manufacturing and research and development activities;

●	potential acquisitions and in-licensing; and

●	general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Description of Ordinary Shares

General

This prospectus describes the general terms of our ordinary shares, which description is qualified in its entirety by reference to applicable Israeli law and the terms and provisions contained in our amended and restated articles of association. When we offer to sell ordinary shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our ordinary shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our amended and restated articles of association, the total number of shares of all classes of stock that we have authority to issue is 45,000,000 ordinary shares with a par value of NIS 0.40 per share. As of April 29, 2022, there were 18,373,427 ordinary shares outstanding.

Rights, Preferences, Restrictions of Shares and Shareholders Meetings

●	General. Our share capital is NIS 18,000,000 divided into 45,000,000 ordinary shares with a nominal value of NIS 0.40 each. Our ordinary shares may be certificated or uncertificated, subject to the Companies Law.

●	Voting. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power have the power to elect all the members of our board of directors the (“Board of Directors”).

●	Dividend and liquidation rights. Our Board of Directors may declare a dividend to be paid to the holders of our ordinary shares according to their rights and interests in our profits and may fix the record date for eligibility and the time for payment, subject to the Israeli Companies Law 5759 1999 (the “Companies Law”). No unpaid dividend shall bear interest as against us. Our Board of Directors may determine that a dividend may be paid, wholly or partially, by the distribution of certain of our assets or by a distribution of paid up shares, debentures or debenture stock or any of our securities or of any other companies or in any one or more of such ways in the manner and to the extent permitted by the Companies Law. Our ordinary shares entitle each owner thereof to an equal right to participate in the distribution of the surplus assets of the Company in the event of our liquidation in accordance with the proportionate nominal value of the shares held thereby.

●	Transfer of shares; record dates. Fully paid up ordinary shares may be freely transferred pursuant to our amended and restated articles of association unless such transfer is restricted or prohibited by another instrument or securities laws. Each shareholder who would be entitled to attend and vote at a general meeting of shareholders is entitled to receive notice of any such meeting. For purposes of determining the shareholders entitled to notice and to vote at such meeting, the Board of Directors will fix a record date.

●	Voting; annual general and extraordinary meetings. Subject to any rights or restrictions for the time being attached to any class or classes of shares, each shareholder shall have one vote for each share of which he, she or it is the holder. Our amended and restated articles of association do not permit cumulative voting and it is not mandated by Israeli law. Votes may be given either personally or by proxy. A proxy need not be a shareholder. If any shareholder is without legal capacity, he may vote by means of a trustee or a legal custodian, who may vote either personally or by proxy. If two or more persons are jointly entitled to a share then, in voting upon any question, the vote of the person whose name is registered first in the registry of shareholders as the owner of that share shall be accepted, whether in person or by proxy, and he, she or it is shall be entitled to vote such share.

●	Quorum for general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who holds or represent between them at least one-third of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

●	Notice of general meeting. Under the Companies Law, shareholder meetings generally require prior notice of not less than 21 days or, with respect to certain matters, such as election of directors and affiliated party transactions, not less than 35 days. Only shareholders of record as reflected on our share register at the close of business on the date fixed by the Board of Directors as the record date determining the then shareholders who will be entitled to vote, shall be entitled to notice of, and to vote, in person or by proxy, at a general meeting and any postponement or adjournment thereof.

●	Annual; agenda; calling a general meeting. An annual general meeting of shareholders is required to be held at least once in every calendar year (not later than 15 months after the holding of the last preceding annual general meeting), at such time and place as may be determined by the Board of Directors. At a general meeting, decisions shall be adopted only on matters that were specified on the agenda. The Board of Directors is obligated to call an extraordinary general meeting of the shareholders upon a written request in accordance with the Companies Law. The Companies Law provides that an extraordinary general meeting of shareholder may be called by the Board of Directors or by a request of two directors or 25% of the directors in office, or by shareholders holding at least 5% of the issued share capital of the company and at least 1% of the voting rights, or by shareholders holding at least 5% of the voting rights of the company.

●	Majority vote. Except as otherwise provided in the amended and restated articles of association or the Companies Law, any resolution at a general meeting shall be deemed adopted if approved by the holders of a majority of our voting rights represented at the meeting in person or by proxy and voting thereon. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

●	Discrimination against shareholders. There are no discriminating provisions in our amended and restated articles of association, against any existing or prospective holders of our ordinary shares as a result of a shareholder holding a substantial number of ordinary shares.

Modification of Class Rights

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a majority vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of that class. The provisions of our amended and restated articles of association relating to general meetings shall apply, mutatis mutandis, to every such separate class meeting.

Unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class. These conditions provide for the minimum shareholder approvals permitted by the Companies Law.

Restrictions on Shareholders Rights to Own Securities

Our amended and restated articles of association and the laws of the State of Israel do not restrict in any way the ownership or voting or our shares by non-residents of Israel, except with respect to subjects of countries which are in a state of war with Israel.

Securities Register

We are registered with the Israeli Registrar of Companies. Our registration number is 51-471648-9. Our amended and restated articles of association provide that we may engage in any type of lawful business.

Board of Directors

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the Company’s Audit Committee or the Company’s Compensation Committee, by the Board of Directors itself and by the shareholders. The vote required by the Audit Committee, Compensation Committee and the Board of Directors for approval of such matters, in each case, is a majority of the disinterested directors participating in a duly convened meeting. If, however, a majority of the members participating in such meeting have a personal interest in the approval of such matter, then all directors may participate in the discussions and the voting on approval thereof and in such case the matter shall be subject to further shareholder approval.

The Companies Law requires that an office holder promptly disclose to the Company any personal interest that he or she may have and all related material information or documents relating to any existing or proposed transaction by the Company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the Board of Directors at which the transaction is considered. An office holder is not obliged to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered as an extraordinary transaction.

The term “personal interest” is defined under the Companies Law to include the personal interest of a person in an action or in the business of a company, including the personal interest of such person’s relative or the interest of any corporation in which the person is an interested party, but excluding a personal interest stemming solely from the fact of holding shares in such company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter.

Under the Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction that is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Approval first by the company’s Audit Committee and subsequently by the board of directors is required for an extraordinary transaction in which an office holder has a personal interest. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith. Arrangements regarding the compensation, indemnification or insurance of an office holder require the approval of the Compensation Committee, board of directors and, in certain circumstances, the shareholders, in that order.

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a controlling shareholder or an officer who is a controlling shareholder of the company, a controlling shareholder also includes any shareholder who holds 25% or more of the voting rights if no other shareholder holds more than 50% of the voting rights. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be a single shareholder and may be deemed a controlling shareholder for the purpose of approving such transaction. Extraordinary transactions, including private placement transactions, with a controlling shareholder or in which a controlling shareholder has a personal interest, and engagements with a controlling shareholder or his or her relative, directly or indirectly, including through a corporation in his or her control, require the approval of the Audit Committee, the Board of Directors and the shareholders of the company, in that order. In addition, the shareholder approval must fulfill one of the following requirements:

●	at least a majority of the shares held by shareholders who do not have a personal interest in the transaction and who are present and voting, in person, by proxy or by voting deed at the meeting, are voted in favor of the transaction (excluding abstentions); or

●	the votes of shareholders who have no personal interest in the transaction and who are present and voting, in person, by proxy or by voting deed at the meeting, and who vote against the transaction may not represent more than two percent (2%) of the voting rights of the company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless the Audit Committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Arrangements regarding the terms of engagement and compensation of a controlling shareholder who is an office holder, and the terms of employment of a controlling shareholder who is an employee of the company, require the approval of the Compensation Committee, Board of Directors and, generally, the shareholders (by the same special majority described above), in that order.

Pursuant to Israeli law, a director who has a personal interest in an extraordinary transaction which is brought for discussion before our Board of Directors or our Audit Committee shall neither vote in nor attend discussions concerning the approval of such transaction. If the director did vote or attend as aforesaid, the approval given to the aforesaid activity or arrangement will be invalid.

Our amended and restated articles of association provide that, subject to the Companies Law, our Board of Directors may delegate its authority, in whole or in part, to such committees of the Board of Directors as it deems appropriate, and it may from time to time revoke such delegation. To the extent permitted by the Companies Law, our Board of Directors may from time to time confer upon and delegate to a President, Chief Executive Officer, Chief Operating Officer or other executive officer then holding office, such authorities and duties of the Board of Directors as it deems fit, and they may delegate such authorities and duties for such period and for such purposes and subject to such conditions and restrictions which they consider in our best interests, without waiving the authorities of the Board of Directors with respect thereto.

Arrangements regarding compensation of directors require the approval of our Compensation Committee, our Board of Directors and the shareholders.

Acquisitions under Israeli Law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital or of the issued and outstanding share capital of a certain class of shares is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer also will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any such opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s Board of Directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The Board of Directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the Board of Directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the Board of Directors of each of the merging companies, the Boards of Directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the merger proposal to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Potential Issues that Could Delay a Merger

Certain provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult any merger or acquisition of us.

Requirement of Disclosure of Shareholder Ownership

There are no provisions of our amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed. We are subject, however, to U.S. securities rules that require beneficial owners of more than 5% of our ordinary shares to make certain filings with the SEC.

Changes in Capital

Our amended and restated articles of association do not impose any conditions governing changes in capital that are more stringent than required by the Companies Law.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ENLV” and on the Tel Aviv Stock Exchange under the symbol “ENLV.”

Description of Warrants

General

We may issue warrants to purchase our ordinary shares. The warrants may be issued independently or together with ordinary shares offered by this prospectus and may be attached to or separate from those ordinary shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the ordinary shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, and terms of ordinary shares purchasable upon exercise of the warrants;

●	the date, if any, on and after which the warrants and the related ordinary shares will be separately transferable;

●	the price at which each ordinary share purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any information with respect to book-entry procedures;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	the material U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash ordinary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying ordinary shares subject to such exercise to the applicable warrantholder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of ordinary shares covered by a warrant will be adjusted proportionately if we subdivide or combine our ordinary shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue capital stock or other securities convertible into or exchangeable for ordinary shares, or any rights to subscribe for, purchase, or otherwise acquire ordinary shares, as a dividend or distribution to holders of our ordinary shares;

●	pay any cash to holders of our ordinary shares other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our ordinary shares; or

●	issue ordinary shares or additional stock or other securities or property to holders of our ordinary shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the ordinary shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the ordinary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations, or changes of the ordinary shares;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the ordinary shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our ordinary shares are entitled to receive stock, securities, or other property with respect to or in exchange for their ordinary shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description of Units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants,” will apply to each unit and to any ordinary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Taxation

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

Plan of Distribution

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$27,810
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Miscellaneous	*
Total	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by FISCHER (FBC & Co.) and Greenberg Traurig P.A.

Experts

Our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2021 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which (subject to limited exceptions) is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render such judgement according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was rendered in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

●	Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022; and

●	the Company’s Registration Statement on Form 8-A filed with the SEC on July 28, 2014, in which there is described the terms, rights and provisions applicable to the shares of the Company’s ordinary shares, including any amendment or report filed for the purpose of updating such description, including the description of ordinary shares filed as Exhibit 2.1 to the Company’s Form 20-F filed April 30, 2020.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

Enlivex Therapeutics Ltd.

Attention: Shachar Shlosberger

14 Einstein Street

Nes Ziona

Israel 7403618

Tel: +972.2.6708072

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

ENLIVEX THERAPEUTICS LTD.

2,060,000 Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,511,429 Ordinary Shares

Series A Investor Warrants to Purchase Up to 3,571,429 Ordinary Shares

Series B Investor Warrants to Purchase Up to 3,571,429 Ordinary Shares

Series A Placement Agent Warrants to Purchase Up to 125,000 Ordinary Shares

Series B Placement Agent Warrants to Purchase Up to 125,000 Ordinary Shares

Ordinary Shares Issuable Upon Exercise of the Warrants Offered Hereby

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 27, 2024